FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



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                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                              November 23, 2001
                     (Date of earliest event reported)


                         DENTSPLY INTERNATIONAL INC
              (Exact name of Company as specified in charter)



                        Delaware 0-16211 39-1434669
             (State of Incorporation) (Commission   (IRS Employer
                                      File Number)  Identification No.)




             570 West College Avenue, York, Pennsylvania 17405
            (Address of principal executive offices)   (Zip Code)



                               (717) 845-7511
              (Company's telephone number including area code)



                                Page 1 of 36
                          Exhibit Index on Page 5





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Item 7. Financial Statements and Exhibits

(a)  Financial Statements - Not applicable.

(b)  Exhibits:

    99.1 The Degussa Dental Financial Information as set forth in the preliminary offering circular as referenced in Item 9.

    99.2 The Company Proforma Financial Information as set forth in the preliminary offering circular as referenced in Item 9.


Item 9. - Regulation FD Disclosure.


      On October 2, 2001, DENTSPLY International Inc. (the "company") announced that it had completed the acquisition of the dental business of Degussa AG ("Degussa Dental"). Degussa Dental designs, develops and manufactures a broad range of dental products and complete system solutions used in preventative, restorative and orthodontic treatment by dental laboratories, dentists, orthodontists and oral surgeons.

      The final price paid for the assets of Degussa Dental is expected to be approximately $530 million, of which approximately $504 million was paid at closing. The closing payment was financed with the proceeds of a temporary short-term loan ("bridge financing"), a private placement of notes and additional drawings made under the company's revolving credit facility. The company intends to refinance the bridge financing and a portion of the additional drawings made under the revolving credit facility with the net proceeds of an offering (the "Eurobond Offering") of 350,000,000 Notes due 2006 (the "Notes").

      In connection with the planned Eurobond Offering, the company has prepared a preliminary offering circular which includes, among other things, (i) audited combined balance sheets of Degussa Dental as of June 30, 2001 and December 31, 2000, and the related combined statements of income, shareholders' equity and comprehensive income, and cash flows for the six months ended June 30, 2001 and the year ended December 31, 2000 (the "Degussa Dental Financial Information"), and (ii) unaudited pro forma financial information for the company for the year ended December 31, 2000 and as of, and for the six months ended June 30, 2001, after giving effect to its acquisition of Friadent GmbH in January 2001, its acquisition of AstraZeneca's dental injectible anesthesia business in March 2001 and the acquisition of Degussa Dental (the "Dentsply Proforma Financial Information") as though such acquisitions had been completed on January 1, 2000 and taking into account a sale/leaseback of precious metals owned by Degussa Dental.

      A preliminary offering circular that contains the Degussa Dental Financial Information, the Dentsply Proforma Financial Information and the Proforma Capitalization is being provided to prospective purchasers in connection with the marketing of the Notes. The Degussa Dental Financial Information and the Company Proforma Financial Information as set forth in the preliminary offering circular are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

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      The information in this report and the exhibits hereto is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in this report and the exhibits will not be incorporated by reference into any registration statement filed by the company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

      By including any information in this Current Report on Form 8-K, the company does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

   The offer and sale of the Notes will be in accordance with Regulation S
under the Securities Act of 1933, as amended.    The Notes will not be
registered under the Securities Act and are not being offered or sold within the United States or to, or for the account of, U.S. persons (as defined in Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          DENTSPLY INTERNATIONAL INC
                                                       (Company)



                                          /s/ William R. Jellison
                                              William R. Jellison
                                              Senior Vice President,
                                              Chief Financial Officer

Date: November 23, 2001


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EXHIBIT INDEX



                                                                      Sequential
Number                    Description                                  Page No.

99.1  The Degussa Dental Financial Information as set forth in the
       preliminary offering circular as referenced in Item 9.             6

99.2  The Company Proforma Financial Information as set forth in the
      preliminary offering circular as referenced in Item 9.              27

                                       5